UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

Prelude Therapeutics Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powder Mill Road

Wilmington, Delaware, 19803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 467-1280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2023, Prelude Therapeutics Incorporated (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and the following proposals were adopted:

1.

Election of two Class III Directors, Krishna Vaddi, Ph.D., and Mardi C. Dier, each to serve a three-year term, which will expire at the 2026 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until such director’s earlier resignation or removal. The vote tally was as follows:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Krishna Vaddi, Ph.D.	26,922,891	888,456	986,106
Mardi C. Dier	26,843,559	967,788	986,106

2.	Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. The vote tally was as follows:

Shares For	Shares Against	Shares Abstaining
28,783,904	6,022	7,527

3.	Approval of an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
22,708,279	97,553	5,515	986,106

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: June 21, 2023	By:	/s/ Laurent Chardonnet
Laurent Chardonnet
Chief Financial Officer